UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 22, 2004

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23272	87-0439579
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Chipeta Way

Salt Lake City, Utah 84108

(Address of Principal Executive Offices)

(801) 583-4939

(Registrant’s Telephone Number, Including Area Code)

ITEM 5: Other Events

On April 21, 2004, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2004	NPS PHARMACEUTICALS, INC.

	By:	/S/ HUNTER JACKSON
Hunter Jackson CEO, President and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by NPS Pharmaceuticals, Inc. and Nycomed Group on April 21, 2004 announcing US$90+ Million PREOS(R) Marketing Agreement for Europe.